UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

BROADMARK REALTY CAPITAL INC.

(Exact name of registrant as specified in its charter)

Maryland	001-39134	84-2620891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2000

Seattle, WA 98101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 971-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act of 1933, as amended:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	BRMK	New York Stock Exchange
Warrants, each exercisable for one fourth (1/4th) share of Common Stock at an exercise price of $2.875 per one fourth (1/4th) share	BRMK WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2022, Broadmark Realty Capital Inc. (the “Company”) executed a reorganization of the Company’s executive management. As part of the reorganization, the positions of Chief Operating Officer, held by Linda D. Koa, and Chief Credit Officer, held by Daniel Hirsty, were eliminated. Ms. Koa’s employment with the Company terminated on April 29, 2022, and effective on the same date, Mr. Hirsty was appointed the Company’s National Head of Asset Management, which is not an executive officer position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADMARK REALTY CAPITAL INC.

By:	/s/ Nevin Boparai
Name: Nevin Boparai
Title: Executive Vice President and Chief Legal Officer

Date: May 3, 2022